Exhibit 10.1

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement’) effective February 27, 2003, is entered into as of April 30, 2003, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (“Bank”) and (i) IBASIS, INC., a Delaware corporation with its chief executive office located at 20 Second Avenue, Burlington, Massachusetts 01803 and (ii) IBASIS GLOBAL, INC., Delaware corporation with its chief executive office located at 20 Second Avenue, Burlington, Massachusetts 01803 (jointly and severally, individually and collectively, “Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 30, 2002, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 30, 2002 between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of January 30, 2003  (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and certain Intellectual Property Security Agreements each dated December 30, 2002 (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

Modification to Loan Agreement. The Loan Agreement shall be amended by deleting Section 5(a) of the Schedule thereto and inserting in lieu thereof the following:

“a.                                 Minimum Tangible Net Worth:

Borrower shall maintain a Tangible Net Worth of not less than:

(A)                              from the date of this Agreement through March 31, 2003 - $33,800,000.00

(B)                                from April 1, 2003 through June 30, 2003 - $27,100,000.00

(C)                                from July 1, 2003 through September 30, 2003 - $22,900,000.00

(D)                               from October 1, 2003 through December 31, 2003 - $20,100,000.00

(E)                                 from January 1, 2004 through August 31, 2004 - $19,800,000.00

(F)                                 from September 1, 2004  through November 30, 2004 - $22,300,000.00

(G)                                from December 1, 2004 and thereafter - $26,300,000.00”

4.                                       FEES.  Borrower shall reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

7.             NO DEFENSES OF BORROWER.  Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

8.             CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

9.             COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts.

BORROWER:

IBASIS, INC.

By:	/s/ OFER GNEEZY
Name: Ofer Gneezy
Title: Chief Executive Officer

IBASIS GLOBAL, INC.

By:	/s/ RICHARD TENNANT
Name: Richard Tennant
Title: Chief Financial Officer

BANK:

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST

By:	/s/ NANCY E. FUNKHOUSER
Name: Nancy E. Funkhouser
Title: Vice President

The undersigned  ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated December 30, 2002  (the “Guaranty”) and a certain Security Agreement dated December 30, 2002 (the “Security Agreement”) and acknowledges, confirms and agrees that the Guaranty and the Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

IBASIS SECURITIES CORPORATION

By:	/s/ OFER GNEEZY

Name:	Ofer Gneezy

Title	Chief Executive Officer

766582.2